Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of World Energy Solution, Inc. on Form S-8 of our report dated March 7, 2012, with respect to our audits of the consolidated financial statements of World Energy Solutions, Inc. as of December 31, 2011 and 2010 and for the years that ended appearing in the Annual Report on Form 10-K of World Energy Solutions, Inc. for the year ended December 31, 2011.

/s/ MARCUM LLP

Marcum, LLP
Boston, Massachusetts
May 31, 2012